Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Amendment No. 1 to the Registration Statement on Form F-1 of HUHUTECH International Group Inc. of our report dated May 31, 2023 with respect to our audits of the consolidated financial statements of HUHUTECH International Group Inc. and Subsidiaries for the years ended December 31, 2022 and 2021, and to the reference to us under the heading “Experts” in the Registration Statement.

/s/ Wei, Wei & Co., LLP

Flushing, New York

May 31, 2023